UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 5, 2008

EMERGING VISION, INC.
(Exact name of Registrant as specified in its charter)

New York	001-14128	11-3096941
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Quentin Roosevelt Boulevard
Garden City, New York 11530
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (516) 390-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 5, 2008, Dr. Robert Cohen resigned as a director on Emerging Vision, Inc.’s (the “Company”) Board of Directors and its Executive Committee.

Earlier this month, Cohen Fashion Optical, Inc., of which Dr. Cohen is a chief executive and shareholder, sold its retail optical franchise division to an affiliate of Houchens Industries, Inc.  As a component of such sale, Dr. Cohen executed an employment agreement and other agreements with such affiliate, which, among other things, prohibit Dr. Cohen from serving as a director on the Company’s Board.

The Nominating Committee of the Board has received, and is evaluating, resumes of candidates to fill the vacancy on the Board created by Dr. Cohen’s resignation.  Upon recommendation of the Nominating Committee, the Board will consider and elect a new director to fill such vacancy.

[Signature on following page]

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERGING VISION, INC.

By:   /s/ Brian P. Alessi
Name: Brian P. Alessi
Title:   Chief Financial Officer

Date:           March 7, 2008